Exhibit 16.2

[HJ&Associates, Inc. letterhead]

February 19, 2010

Securities and Exchange Commission
Washington, DC 20549

Re: Allstar Restaurants
File No. 000-52763

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of Allstar Restaurants dated February 19, 2010 and agree with the statements relating only to HJ & Associates, Inc, contained therein.

/s/ HJ & Associates ,Inc.
Certified Public Accountants